UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2023

Cosmos Health Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2023, Cosmos Health Inc. (the “Company”) completed the acquisition of one hundred (100%) percent of the equity of Pharmaceutical Laboratories CANA, S.A. (“Cana Holdings”).  The Purchase Price for the shares was approximately $1.67 million consisting of €800,000 in cash and $800,000 in stock, based on an issuance price of $17.25 per share.

A copy of the Press Release dated July 6, 2023 titled “Cosmos Health Successfully Completes Acquisition of Cana Laboratories; Expects to Record a Substantial Gain on Bargain Purchase” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1

Stock Purchase Agreement dated May 8, 2023 by and among Cosmos Health Inc. and Konstantinos-Gaston Kanaroglou and Konstantina-Mathilde Kanaroglou regarding Cana Laboratories Holding (Cyprus) Limited, filed as Exhibit 10.1 to Report on Form 8-K filed by the Registrant on May 11, 2023, is incorporated by reference herein.

99.1	Press Release dated July 6, 2023 titled “Cosmos Health Successfully Completes Acquisition of Cana Laboratories; Expects to Record a Substantial Gain on Bargain Purchase.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: July 6, 2023	By:	/s/ Georgios Terzis
Georgios Terzis
Chief Financial Officer

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